Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated October 28, 2014, in the Registration Statement (Form N-1A) of Advantus Strategic Dividend Income Fund, a series of Managed Portfolio Series, for the year ended August 31, 2014 filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 153 under the Securities Act of 1933 (Registration No. 811-22525).

/s/ Ernst & Young LLP

Minneapolis, Minnesota
December 16, 2014